Exhibit d.8

CERTIFICATE NUMBER                                              NUMBER OF SHARES

         1                                                                 4,000

                           DNP SELECT INCOME FUND INC.
                             a Maryland corporation
                        Series M Auction Preferred Stock
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                           CUSIP NO. ___________

      This certifies Cede & Co. is the owner of 4,000 fully paid and non-assessable shares of Series M Auction Preferred Stock, par value $.001 per share, $25,000 liquidation preference per share, of DNP Select Income Fund Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

      IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this _______ day of March 2006.

THE BANK OF NEW YORK                         DNP SELECT INCOME FUND INC.
As Transfer Agent and Registrar

By: ________________________________       By:   _______________________________
       Authorized Signature                        Name: Nathan I. Partain
                                                   Title: President

                                           By:   _______________________________
                                                   Name: Joseph C. Curry, Jr.
                                                   Title: Treasurer

                                  TRANSFER FORM

      FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________ the shares of Series M Auction Preferred Stock represented by this Certificate, and does hereby irrevocably constitute and appoint _______________________ attorney to transfer said shares on the books of the within named Fund with full power of substitution in the premises.

Dated: _____________________, _______

      In presence of:
_____________________________________              ___________________________

      Shares of Series M Auction Preferred Stock evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating Series M, Series W and Series F of Auction Preferred Stock, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

      The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

      The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.